Exhibit 99.1

SiriusXM Beats 2018 Subscriber Guidance and Issues 2019 Guidance

•	Total Paid Subscriber Base Reaches Record-High 34 Million

•	Company Expects to Meet or Exceed 2018 Financial Guidance

•	Pandora Acquisition Expected to Close in First Quarter

•	Fourth Quarter and 2018 Earnings Call Date Set for January 30, 2019

NEW YORK - January 8, 2019 - SiriusXM today announced it added 1.4 million self-pay subscribers to finish 2018 with approximately 28.9 million self-pay subscribers, exceeding the company’s initial 2018 guidance by approximately 40%. Total net subscriber additions in 2018 were approximately 1.3 million, resulting in total paid subscribers of approximately 34 million at year end.

The company also announced that it expects to meet or exceed its 2018 guidance for revenue, adjusted EBITDA and free cash flow.

During the fourth quarter, SiriusXM repurchased approximately $646 million of its common stock, the largest amount of capital allocated to open market repurchases in a single quarter since the program commenced in early 2013. Including dividends, SiriusXM returned approximately $1.5 billion of capital to its stockholders during 2018.

The company also issued 2019 subscriber and financial guidance, including:

•	SiriusXM self-pay net additions approaching 1 million,

•	Total revenue of approximately $6.1 billion,

•	Adjusted EBITDA of approximately $2.3 billion, and

•	Free cash flow of approximately $1.6 billion.

The company's guidance does not give effect to the expected acquisition of Pandora Media in the first quarter.

“I’m proud to report that 2018 was not only another year of operational excellence at SiriusXM, with record high subscribers, revenue, and adjusted EBITDA. Last year also saw SiriusXM achieve important milestones, like the introduction of 360L and significant improvements in our smartphone apps and IP distribution on connected devices. We attained a record 40% adjusted EBITDA margin in the third quarter, saw our efforts in connected vehicle services bear fruit and, of course, we were extremely pleased to reach an agreement to acquire Pandora Media,” said Jim Meyer, SiriusXM’s Chief Executive Officer.

“We expect to close the Pandora transaction shortly following the Pandora stockholder meeting scheduled for late this month, and we are quickly moving to implement exciting ways the two businesses can work together. We remain confident that this transformational acquisition will open exciting pathways for long-term value creation and cash flow growth for our stockholders,” said Jim Meyer, SiriusXM’s Chief Executive Officer.

As previously announced, SiriusXM filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the transaction, which, as amended, was declared effective by the SEC on December 20, 2018 and the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the transaction expired on December 21, 2018. Pandora’s special meeting of stockholders to vote on the transaction is scheduled to be held on January 29, 2019.

SiriusXM also announced today that it plans to release full-year and fourth quarter 2018 financial and operating results on Wednesday, January 30, 2019. The company will hold a conference call at 8:00 am ET the same day to discuss these results. Investors and the press can listen to the conference call via the company's website at investor.siriusxm.com.

###

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world's largest radio company measured by revenue and has approximately 33.7 million subscribers. SiriusXM creates and offers commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM. SiriusXM also provides premium traffic, weather, data and information services for subscribers through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers weather, data and information services to aircraft and boats through SiriusXM Aviation™ and SiriusXM Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has approximately 2.7 million subscribers. SiriusXM is also a leading provider of connected vehicles services, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

To download SiriusXM logos and artwork, visit http://www.siriusxm.com/LogosAndPhotos.

FORWARD-LOOKING STATEMENTS

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Sirius XM Holdings Inc.'s ("Sirius") and Pandora Media, Inc.'s ("Pandora") reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: ability to meet the closing conditions to the merger, including the approval of Pandora's stockholders on the expected terms and schedule; delay in closing the merger; failure to realize the expected benefits from the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; Sirius' or Pandora's substantial competition, which is likely to increase over time; Sirius' or Pandora's ability to retain subscribers or increase the number of subscribers is uncertain; Sirius' or Pandora's ability to profitably attract and retain subscribers; failing to protect the security of the personal information about Sirius' or Pandora's customers; interference to Sirius' or Pandora's service from wireless operations; Sirius and Pandora engage in substantial marketing efforts and the continued effectiveness of those efforts are an important part of Sirius' and Pandora's business; consumer protection laws and their enforcement; Sirius' or Pandora's failure to realize benefits of acquisitions or other strategic initiatives; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; Sirius' dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm Sirius' or Pandora's business; failure of Sirius' satellites would significantly damage its business; the interruption or failure of Sirius' or Pandora's information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; Sirius' failure to comply with FCC requirements; modifications to Sirius' or Pandora's business plan; Sirius' or Pandora's indebtedness; Sirius' studios, terrestrial repeater networks, satellite uplink facilities or Sirius' or Pandora's other ground facilities could be damaged by natural catastrophes or terrorist activities; Sirius' principal stockholder has significant influence over its affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of Sirius' common stock; Sirius is a "controlled company" within the meaning of the NASDAQ listing rules; impairment of Sirius' or Pandora's business by third-party intellectual property rights; changes to Sirius' dividend policies which could occur at any time; and risks related to the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures. The information set forth herein speaks only as of the date hereof, and Sirius and Pandora disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving Sirius and Pandora.  In connection with the proposed merger transaction, Sirius filed a registration statement on Form S-4 with the SEC on October 31, 2018, which includes a proxy statement of Pandora and a prospectus of Sirius and each party will file other documents regarding the proposed transaction with the SEC. The Form S-4, as amended, was declared effective by the SEC on December 20, 2018 and the definitive proxy statement/prospectus was first mailed to Pandora stockholders of Pandora on or about December 20, 2018. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and stockholders of Pandora are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Sirius and Pandora with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, the documents filed by Sirius may be obtained free of charge from Sirius at www.siriusxm.com, and the documents filed by Pandora may be obtained free of charge from Pandora at www.Pandora.com.

Alternatively, these documents, when available, can be obtained free of charge from Sirius upon written request to Sirius, 1290 Avenue of the Americas, 11th Floor, New York, New York 10104, Attn: Investor Relations, or by calling (212) 584-5100, or from Pandora upon written request to Pandora, 2100 Franklin Street, Suite 700, Oakland, California 94612 Attn: Investor Relations or by calling (510) 451-4100.

Sirius and Pandora and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pandora in favor of the approval of the merger. Information regarding Sirius' directors and executive officers is contained in Sirius' Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018 and its Proxy Statement on Schedule 14A, dated April 23, 2018, which are filed with the SEC. Information regarding Pandora's directors and executive officers is contained in Pandora's Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018 and its Proxy Statement on Schedule 14A, dated April 10, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Source: SiriusXM

Contacts for SiriusXM:

Investors:
Hooper Stevens
212-901-6718
Hooper.Stevens@SiriusXM.com

Media:
Patrick Reilly
212-901-6646
patrick.reilly@siriusxm.com